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                                                                    EXHIBIT 10.3

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            WOOD RIVER PIPE LINES LLC

      This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Wood River Pipe Lines LLC (the "Company"), dated as of September 27, 2004, is adopted, executed and agreed to by Buckeye Partners, L.P., a Delaware limited partnership ("BPL"), as a sole member.

                                    RECITALS

      WHEREAS, this Agreement is made and entered into for the purpose of setting forth various terms and provisions regarding the management, ownership and governance of Wood River Pipe Lines LLC, a limited liability company organized under the laws of the State of Delaware (the "Company");

      WHEREAS, Wood River Pipe Lines, L.P., a Delaware limited partnership ("Wood River LP"), was formed on August 12, 2004, under the Delaware Revised Uniform Limited Partnership Act (the "DRULPA");

      WHEREAS, on the date hereof, Wood River LP converted (the "Conversion") into a limited liability company pursuant to and in accordance with Section 17-219 of the DRULPA and Section 18-214 of the Delaware Limited Liability Company Act, as amended from time to time (the "Act"); and

      WHEREAS, BPL, the sole limited partner of Wood River LP prior to the Conversion shall be the sole owner of Membership Interests in the Company (the "Initial Member") upon the effectiveness of the Conversion.

1.    DEFINITIONS

      1.1.  Definitions.

            (a) As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

      "Act" has the meaning given such term in the Recitals.

      "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

            (i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or pursuant to Treasury

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      Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            (ii) Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
      1.704-1(b)(2)(ii)(d)(6).

      The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" has the meaning given such term in the Recitals, as the same may be amended from time to time.

      "Applicable Law" means any United States Federal, state or local law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority.

      "Assignee" means any Person that acquires a Member's share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company or any portion thereof through a Disposition; provided, however, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Article 4. The Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member's Membership Interest is assigned by the Person conducting the liquidation or winding up of such Member.

      "Bankruptcy" or "Bankrupt" means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law has been commenced against such Person and 120 Days have expired without dismissal thereof or with respect to which, without such Person's consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties has been appointed and 90 Days have expired without the appointment's having been vacated or stayed, or

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90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supercede and replace the definition of "Bankruptcy" set forth in the Act.

      "Board" has the meaning given such term in Section 7.1.

      "BPL" has the meaning given such term in the Preamble.

      "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in New York, New York are authorized or required by Applicable Law to be closed.

      "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

            (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property (other than money) distributed to such Member.

            (ii) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property (other than money) distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to
      Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property (other than money) contributed by such Member to the Company.

            (iii) In the event all or a portion of a Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so transferred.

            (iv) In determining the amount of any liability for purposes of the foregoing subparagraphs (i) and (ii) of this definition of "Capital Account," there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.

      The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

      "Capital Contribution" means, with respect to any Member, the amount of money and the net agreed value of any property (other than money) contributed to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

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      "Certified Public Accountants" means a firm of independent public accountants selected from time to time by the Board.

      "Claim" means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorneys' fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Company" has the meaning given such term in the Preamble.

      "Conversion" has the meaning given such term in the Recitals.

      "Day" means a calendar day; provided, however, that if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the next succeeding Business Day.

      "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Officer.

      "DRULPA" has the meaning given such term in the Recitals.

      "Dispose," "Disposing" or "Disposition" means with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Applicable Law.

      "Disposing Member" has the meaning given such term in Section 4.2.

      "Dissolution Event" has the meaning given such term in Section 12.1(a).

      "Encumber," "Encumbering," or "Encumbrance" means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Applicable Law.

      "GAAP" means generally accepted accounting principles.

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      "Governmental Authority" or "Governmental" means any Federal, state or local court or governmental or regulatory agency or authority or any arbitration board, tribunal or mediator having jurisdiction over the Company or its assets or Members.

      "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

            (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of said asset, as determined by the contributing Member and the Board, in a manner that is consistent with Section 7701(g) of the Code;

            (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, in a manner that is consistent with Section 7701(g) of the Code, as of the following times: (a) the acquisition of an additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property other than money as consideration for an Membership Interest; and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Tax Matters Officer reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

            (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution; and

            (iv) The Gross Asset Values of any Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1 (b)(2)(iv)(m) and the definition of Capital Account hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the Tax Matter Officer determines that an adjustment pursuant to the foregoing subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
      (iv).

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to the foregoing subparagraphs (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      "Incentive Plan" means any plan or arrangement pursuant to which the Company may compensate its employees, consultants, managers and/or service providers.

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      "Indemnitee" means (a) any Person who is or was an Affiliate of the
Company, (b) any Person who is or was a member, partner, officer, manager, employee, agent or trustee of the Company or any Affiliate of the Company and
(c) any Person who is or was serving at the request of the Company or any Affiliate of the Company as an officer, manager, employee, member, partner, agent, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

      "Initial Member" has the meaning given such term in the Recitals.

      "Majority Interest" means greater than 50% of the Sharing Ratios.

      "Manager" or "Managers" has the meaning given such term in Section 7.2.

      "Member" means any Person executing this Agreement as of the date of this Agreement as a member of the Company or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

      "Membership Interest" means, with respect to any Member, (a) that Member's status as a Member; (b) that Member's share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company, including through the Board; and (d) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions.

      "Notices" has the meaning given such term in Section 13.2.

      "Person" means any individual, firm, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, joint venture, trust, court, governmental agency or any political subdivision thereof, or any other entity.

      "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

            (i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

            (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code, and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

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            (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iv) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (iv) Gain or loss resulting from any disposition of property (other than money) with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation hereof; and

            (vi) Notwithstanding any other provision of this definition of "Profits and Losses," any items which are specially allocated pursuant to
      Section 6.3(d) and Section 6.3(e) hereof shall not be taken into account in computing Profits or Losses.

      "Proper Officer" or "Proper Officers" means those officers authorized by the Board to act on behalf of the Company.

      "Sharing Ratio" means, subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests,
(a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member's Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A, and (b) in the case of Membership Interests issued pursuant to Section 3.1, the Sharing Ratio established pursuant thereto; provided, however, that the total of all Sharing Ratios shall always equal 100%.

      "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of managers or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the managers or other governing body of such Person.

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      "Target Capital Account Amount" means, with respect to a Member, the distribution the Member would receive pursuant to Section 6.2 if the amount to be distributed to the Member equaled the product of (i) the amount described in
Section 12.2(a)(iii)(C) multiplied by (ii) the Member's Sharing Ratio.

      "Tax Matters Officer" has the meaning given such term in Section 10.3(a).

      "Term" has the meaning given such term in Section 2.6.

      "Treasury Regulations" means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

      "Units" has the meaning given such term in Section 3.1(a).

      "Withdraw," "Withdrawing" or "Withdrawal" means the withdrawal, resignation or retirement of a Member from the Company as a Member. Such terms shall not include any Dispositions of Membership Interest (which are governed by Article 4), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

            (b) Other terms defined herein have the meanings so given them.

      "Wood River LP" has the meaning given such term in the Recitals.

      1.2. Construction. Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine and neuter, (b) the singular forms of nouns, pronouns and verbs shall include the plural and vice versa, (c) all references to Articles and Sections refer to articles and sections in this Agreement, each of which is made a part for all purposes and
(d) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

2.    ORGANIZATION

      2.1. Formation. By execution of this Agreement and upon the filing of the Certificate of Formation (the "Delaware Certificate"), the Certificate of Conversion with the Secretary of State of the State of Delaware, the Initial Member hereby forms the Company in connection with the Conversion pursuant to the Act for the purposes set forth in this Agreement. The parties intend that the Company shall be taxed as a partnership. Promptly following the execution hereof, the Members shall execute or cause to be executed all necessary certificates and documents, and shall make all such filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to comply with all requirements for the formation, continued existence and operation of a limited liability company in the State of Delaware. This Agreement is intended to serve as a "limited liability company agreement" as such term is defined in Section 18-101(7) of the Act.

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      2.2.  Name. The name of the Company is "Wood River Pipe Lines LLC" and all
Company business must be conducted in that name or such other names that comply with Applicable Law as the Board may select.

      2.3. Registered Office; Registered Agent; Principal Office. The initial registered agent for the Company shall be The Corporation Trust Company. The initial registered office of the Company in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered office and the registered agent may be changed from time to time by action of the Managers by filing notice of such change with the Secretary of State of the State of Delaware. The Managers shall promptly notify the Members of any change of the registered office or registered agent. The Company may also have offices in such other places within or outside of the State of Delaware as the Managers may from time to time determine.

      2.4.  Purposes.

            (a) The Company may carry on any lawful business or activity permitted by the Act.

            (b) Subject to the limitations expressly set forth in this Agreement, the Company shall have the power and authority to do any and all acts and things deemed necessary or desirable by the Board to further the Company's purposes and carry on its business, including, without limitation, the following:

                  (i) entering into any kind of activity and performing contracts of any kind necessary or desirable for the accomplishment of its business;

                  (ii) acquiring any property, real or personal, in fee or under lease or license, or any rights therein or appurtenant thereto, necessary or desirable for the accomplishment of its business;

                  (iii) borrowing money, issuing evidences of indebtedness, issuing guarantees of indebtedness and securing any such indebtedness by mortgage or pledge of, or other lien on, the assets of the Company;

                  (iv) entering into any such instruments and agreements as the Board may deem necessary or desirable for the ownership, management, operation, leasing and sale of the Company's property and for the accomplishment of its business; and

                  (v) negotiating and concluding agreements for the sale, exchange or other disposition of all or substantially all of the properties of the Company, or for the refinancing of any loan or payment obtained by the Company.

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      2.5. Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Proper Officers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of such officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Proper Officers, the Members shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and, if applicable, terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business or in which it has ceased to conduct business.

      2.6. Term. The period of existence of the Company (the "Term") commenced upon effectiveness of the Conversion and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with Section 12.4.

      2.7. No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than (if the Company has more than one Member) Federal and state income tax purposes, and this Agreement may not be construed to suggest otherwise.

      2.8. Outside Activities. Subject to the terms of any applicable employment contract or other agreement, each Member, Manager and officer of the Company may engage in any capacity (as owner, employee, consultant, or otherwise) in any activity, whether or not such activity competes with or is benefited by the business of the Company, without being liable to the Company or the other Members or Managers for any income or profit derived from such activity. Subject to the terms of any applicable employment contract or other agreement, no Member, Manager or officer of the Company shall be obligated to make available to the Company or any other Member, Manager or officer of the Company any business opportunity of which such Member, Manager or officer of the Company is or becomes aware.

      2.9. Membership Interests Uncertificated. All Membership Interests shall be uncertificated.

3.    MEMBERSHIP

      3.1.  Membership Interests; Additional Members.

            (a) The Members own Membership Interests in the Company as reflected in Exhibit A attached hereto. The Company shall issue to each holder of record from time to time of a Membership Interest a certificate denominated in units representing such Membership Interest ("Units"). As used herein, references to "Membership Interests" in a context that implies divisibility of a Membership Interest into equal units shall be deemed references to Units.

            (b) Persons may be admitted to the Company as Members, on such terms and conditions as the Members, without any approval of the Board, determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes or groups of Members having

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different rights, powers, and duties. The Members may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment shall be approved and executed by the Members. Any such admission is effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member, the new Member's ratification of this Agreement and agreement to be bound by it.

      3.2. Access to Information. Each Member shall be entitled to receive any information that it may request concerning the Company; provided, however, that this Section 3.2 shall not obligate the Company to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. All costs and expenses incurred in any inspection, examination or audit made on such Member's behalf shall be borne by such Member.

      3.3.  Liability.

            (a) No Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company.

            (b) The Company and the Members agree that the rights, duties and obligations of the Members in their capacities as members of the Company are only as set forth in this Agreement and as otherwise arise under the Act. Furthermore, the Members agree that the existence of any rights of a Member, or the exercise or forbearance from exercise of any such rights shall not create any duties or obligations of the Member in their capacities as members of the Company, nor shall such rights be construed to enlarge or otherwise alter in any manner the duties and obligations of the Members.

      3.4.  Withdrawal. A Member does not have the right or power to Withdraw.

      3.5. Actions by Members. Except as provided herein to the contrary, any approval, election or other action to be taken or decision or exercise of authority to be made by the Members pursuant to this Agreement shall be made at the discretion of a Majority Interest of the Members.

      3.6. Relationship of Members. Without limiting the generality of Section 2.8, nothing contained herein shall be deemed to restrict or limit in any way the carrying on of separate businesses or activities by any Member now or in the future, even if such businesses or activities are competitive with the Company.

4.    DISPOSITION OF MEMBERSHIP INTERESTS

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      4.1.  General Restriction. A Member may not Dispose of all or any portion of its Membership Interests except in strict accordance with this Article 4. References in this Article 4 to Dispositions of a Membership Interest shall also refer to Dispositions of a portion of a Membership Interest. Any attempted Disposition of a Membership Interest, other than in strict accordance with this
Article 4, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Article 4 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (b) the uniqueness of the business of the Company and the relationship among the Members. Accordingly, the Members agree that the provisions of this Article 4 may be enforced by specific performance.

      4.2. Admission of Assignee as a Member. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interests (and attendant Sharing Ratio) so transferred to such Assignee, only if (a) the Member making the Disposition (a "Disposing Member") has granted the Assignee either
(i) all, but not less than all, of such Disposing Member's Membership Interests or (ii) the express right to be so admitted; and (b) such Disposition is effected in strict compliance with this Article 4.

      4.3. Requirements Applicable to All Dispositions and Admissions. Any Disposition of Membership Interests and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with:

            (a) The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission of the Assignee as a Member.

            (b) No Disposition of Membership Interests shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition, except as otherwise may be provided in any instrument or agreement pursuant to which a Disposition of Membership Interests is effected.

5.    CAPITAL CONTRIBUTIONS

      5.1. Initial Capital Contributions. At the time of the effectiveness of the Conversion or contemporaneously with the adoption by the Members of this Agreement, as appropriate, each Member shall be deemed to have made Capital Contributions as set forth next to the Member's name on Exhibit A.

      5.2. Loans. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the consent of the Board may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 5.2 constitutes a loan from the Member to the Company, bears interest at a rate determined by the Board from the date of the advance until the date of payment, and is not a Capital Contribution.

      5.3. Return of Contributions. Except as expressly provided herein, no Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

      5.4. Capital Accounts. An individual Capital Account shall be established and maintained for each Member. A Member that has more than one class or series of Membership Interest shall have a single Capital Account that reflects all such classes or series of Membership Interests, regardless of the classes or series of Membership Interests owned by such Member and regardless of the time or manner in which such Membership Interests were acquired. Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the Assignee in accordance with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(iv)(l).

6.    DISTRIBUTIONS AND ALLOCATIONS

      6.1.  Distributions. Except as otherwise provided in Section 6.2 and
Section 6.5, distributions to the Members shall be made only to all Members simultaneously in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by the Members representing a Majority Interest (at the time the amounts of such distributions are determined); provided, however, that, if requested a Member, any loans from such Member pursuant to Section 5.2 shall be repaid prior to any distributions to Members pursuant to this Section 6.1.

      6.2. Distributions on Dissolution and Winding Up. Upon the dissolution and winding up of the Company, after adjusting the Capital Accounts, if any, for all distributions made under Section 6.1 and all allocations under Article 6, all available proceeds distributable to the Members as determined under Section
12.2 shall be distributed (i) to all of the Members in amounts equal to the Members' positive Capital Account balances, or (ii) if the obligation to maintain Capital Accounts has been suspended under Section 13.13 of this Agreement, to the sole Member.

      6.3. Allocations. Subject to the allocation rules of Section 6.3(c), (d) and (e) hereof, Profits and Losses of the Company for any fiscal year shall be allocated as follows:

            (a) Profits for any fiscal year shall be allocated in the following order of priority:

                  (i) First, to all Members, in proportion to the deficit balances (if any) in their Capital Accounts, in an amount necessary to eliminate any deficits in the Members' Capital Accounts and restore such Capital Accounts balances to zero;

                  (ii) Second, to the Members until each Member has been allocated an amount equal to the amount distributed to such Member pursuant to Section 6.1 in the current and in all previous fiscal years in excess of amounts previously allocated to such Members pursuant to this Section 6.3(a)(ii);

                  (iii) Third, to the Members, to the greatest extent possible, an amount required to cause the positive Capital Account balances of each of the Members to be in the same proportion as the Member's respective Sharing Ratios; and

                  (iv) Thereafter, to the Members in proportion their respective Sharing Ratios.

            (b) Losses for any fiscal year shall be allocated in the following order of priority:

                  (i) First, to the Members, to the greatest extent possible, an amount required to cause the positive Capital Account balances of each of the Members to be in the same proportion as the Member's respective Sharing Ratios;

                  (ii) Next, to the Members in proportion to their respective Sharing Ratios until the Capital Account balances of such Members have been reduced to zero;

                  (iii) Next, to any Member that has a positive Capital Account balance until the Capital Account balances of all of the Members have been reduced to zero; and

                  (iv) Thereafter, to the Members in proportion to their respective Sharing Ratios.

            (c) Notwithstanding the allocation provisions of Section 6.3(a) and (b), if the allocation of Profits or Losses to a Member pursuant to Sections 6.3(a) and (b) in the current fiscal year would cause a Member to have a positive Capital Account balance that is greater than or less than the amount that has been distributed to such Member in the current fiscal year pursuant to
Section 6.1, then the allocations of Profits and Losses in the current fiscal year shall be adjusted, to the greatest extent possible, to cause the positive Capital Account balances of each Member to equal the amount of distributions made to such Member in the current fiscal year. In addition, in the event of the dissolution of the Company pursuant to Section 12.1 hereof, if the allocation of Profits or Losses to a Member pursuant to Sections 6.3(a) and (b) would cause a Member to have a Capital Account balance in an amount that is greater than or less than the Member's Target Capital Account Amount, then the allocations of Profits and Losses shall be adjusted, to the greatest extent possible, to cause the positive Capital Account balances of each Member to equal such an amount.

            (d) The following special allocations shall be made in the following order:

                  (i) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to restore, to the extent required by the Treasury Regulations, the Member's Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3(d)(i) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this
      Section 6.3(d)(i) was not in this Agreement.

                  (ii) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (x) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (y) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3(d)(ii) shall be made only if and to the extent that such Member would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article 6 have been made as if Section 6.3(d)(i) hereof and this
      Section 6.3(d)(ii) were not in this Agreement.

                  (iii) Section 754 Adjustments. To the extent an adjustment of the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

            (e) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of same under this Agreement). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Tax Matters Officer in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Company shall use the remedial allocation method set forth in Treasury Regulation Section 1.704-3(d). Allocations pursuant to this Section 6.3(e) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      6.4. Varying Interests. All items of income, gain, loss, deduction or credit shall be allocated, and all distributions shall be made, to the Persons shown on the records of the

Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member's Sharing Ratio, the Members agree that their allocable shares of such items for the taxable year shall be determined on any method determined by the Board to be permissible under Code Section 706 and the related Treasury Regulations to take account of the Members' varying Sharing Ratios.

      6.5. Tax Distributions. To the extent the Board, in good faith, determines the Company has sufficient funds, the Company shall make distributions on a quarterly basis after the end of each fiscal quarter of the Company, beginning with the third quarter for the fiscal year ending December 31, 2004, to each Member in an amount equal to (i) the total amount of taxable income allocated to such Member for such fiscal year which exceeds the aggregate allocation of Losses pursuant to Sections 6.3(b) and (c) for the succeeding fiscal years multiplied by (ii) a tax rate reasonably selected by the Board; provided, however, that subsequent distributions to the Members made during such fiscal year and subsequent fiscal years shall be adjusted as necessary to ensure that, over the entire Term of the Company, the aggregate cash distributed to a Member shall be equal to the amount to which such Member would have been entitled had there been no distributions made pursuant to this Section 6.5.

      6.6. Withheld Taxes. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 6 for all purposes of this Agreement. The Board is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

      6.7. Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other Applicable Law.

7.    MANAGEMENT

      7.1. Management by Board of Managers and Executive Officers. The business and affairs of the Company shall be fully vested in, and managed by, the Board and any executive officers elected pursuant to Article 8 hereof. The Managers and executive officers shall collectively constitute "managers" of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board, on the one hand, and the executive officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The executive officers shall be vested with such powers and duties as are set forth in Article 8 hereof and as are specified by the Board. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the executive officers who shall be agents of the Company.

      In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Act or Applicable Law.

      7.2. Constitution of Board of Managers. The number of managers constituting the Board shall be no less than two and no more than six (each a "Manager" and collectively, the "Managers"), unless otherwise fixed from time to time pursuant to a resolution adopted by a majority of the Managers. The initial Managers of the Company shall be William H. Shea, Jr., Stephen C. Muther and Robert B. Wallace. A Manager need not be a Member. The Managers shall be elected or approved by the Members at an annual meeting of the Members and shall serve as Managers of the Company until their death or removal from office or until their successors are elected and qualified.

      7.3. Regular Meetings. The Board shall meet at least annually. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

      7.4. Special Meetings. A special meeting of the Board may be called at any time at the request of (a) the Chairman of the Board or (b) a majority of the Managers then in office.

      7.5. Notice. Written notice of all regular meetings of the Board must be given to all Managers at least five Days prior to the regular meeting of the Board and one Business Day prior to any special meeting of the Board. All notices and other communications to be given to Managers shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three Days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile, and shall be directed to the address or facsimile number as such Manager shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to this Agreement, as provided herein. A meeting may be held at any time without notice if all the Managers are present or if those not present waive notice of the meeting either before or after such meeting.

      7.6. Action by Consent of Board. Except as otherwise required by Applicable Law, all decisions of the Board shall require the affirmative vote of a majority of the Managers present at a meeting at which a quorum, as described in Section 7.8, is present. To the extent permitted by Applicable Law, the Board may act without a meeting so long as the number of Managers who would be required to take such action at a duly held meeting at which all Managers were present and voted shall have executed a written consent with respect to any Board action taken in lieu of a meeting.

      7.7. Conference Telephone Meetings. Managers or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      7.8. Quorum. A majority of Managers, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Managers present may adjourn the meeting from time to time without further notice. Any act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board. The Managers present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Managers to leave less than a quorum.

      7.9. Vacancies; Increases in the Number of Managers. Unless otherwise provided in this Agreement, vacancies and newly created Board seats resulting from any increase in the authorized number of Managers may be filled by a majority of the Managers then in office, although less than a quorum, or a sole remaining Manager; and any Manager so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

      7.10. Committees.

            (a) The Board may establish committees of the Board and may delegate certain of its responsibilities to such committees.

            (b) A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7.5. The Board shall have power at any time to fill vacancies in, or to change the membership of, any committee, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Managers; provided, however, that no such committee shall have or may exercise any authority of the Board.

      7.11. Removal. Any Manager or the entire Board may be removed, with or without cause, by the holders of a Majority Interest then entitled to vote at an election of Managers.

8.    OFFICERS

      8.1. Elected Officers. The executive officers of the Company shall serve at the pleasure of the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Company shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Managers. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 8. The Board or any committee thereof may from time to time elect such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers) as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board or such committee, as the case may be.

      8.2. Election and Term of Office. The initial officers of the Company shall be elected by the Board in connection with the execution hereof. Hereafter, the officers of the Company shall be elected annually by the Board at the first meeting during each calendar year. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 8.8.

      8.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Members and the Board and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Members as directed by the Board. The Managers also may elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act.

      8.4. President; Chief Executive Officer. The President shall act as the Chief Executive Officer of the Company and shall be responsible for the administration and operation of the Company's business and general supervision of its policies and affairs and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The President, if he is also a Manager, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Members and the Board.

      8.5. Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.

      8.6.  Treasurer.

            (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board.

            (b) Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in this Agreement or assigned to them by the Board or the Treasurer. Assistant Treasurers shall assist the Treasurer in the performance of the duties assigned to the Treasurer, and in assisting the Treasurer, each Assistant Treasurer shall for such purpose have the powers of the Treasurer. During the Treasurer's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board may designate.

      8.7.  Secretary.

            (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members pursuant to Article 7. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board.

            (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.

      8.8. Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board whenever, in their judgment, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

      8.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

9.    INDEMNIFICATION OF MANAGERS, OFFICERS, EMPLOYEES AND AGENTS

      9.1.  Indemnification.

            (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company.

            (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.1.

            (c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

            (d) The Company may purchase and maintain insurance on behalf of the Company, its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities or such Person's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

            (e) For purposes of this Section 9.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute "fines" within the meaning of Section 9.1(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

            (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            (g) The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

            (h) No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      9.2.  Liability of Indemnitees.

            (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company or any other Persons who have acquired membership interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

            (b) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, such Indemnitee acting in connection with the Company's business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

            (c) Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Company, and the Company's managers, officers and employees under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

10.   TAXES

      10.1. Tax Returns. The Tax Matters Officer (as defined below) of the Company shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its returns.

      10.2. Tax Elections.

            (a) The Company shall make the following elections on the appropriate tax returns:

                  (i)   to adopt as the Company's fiscal year the calendar year;

                  (ii)  to adopt the accrual method of accounting;

                  (iii) if a distribution of the Company's property as described in Section 734 of the Code occurs or upon a transfer of Membership Interest as described in Section 743 of the Code occurs, on request by notice from any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company's properties;

                  (iv) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Section 709(b) of the Code; and

                  (v) any other election the Board may deem appropriate.

            (b) Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement (including Section 2.7) shall be construed to sanction or approve such an election.

      10.3. Tax Matters Officer.

            (a) The Board shall select the President or the Chief Financial Officer (or, if there are no officers serving under such titles, such other officer in a comparable position), of the Company to act as the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "Tax Matters Officer"). The Tax Matters Officer shall take such action as may be necessary to cause to the extent possible each Member to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Officer shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Officer by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity.

            (b) The Tax Matters Officer shall take no action without the authorization of the Board, other than such action as may be required by Applicable Law. Any cost or expense incurred by the Tax Matters Officer in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

            (c) The Tax Matters Officer shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board. The Tax Matters Officer shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (as described in Section 6231(a)(3) of the Code) shall notify the other Members of such settlement agreement and its terms within 90 Days from the date of the settlement.

            (d) No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Officer shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 Days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other Section of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Officer is intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Members to participate in the choosing of the forum in which such petition will be filed.

            (e) If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

11.   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

      11.1. Maintenance of Books.

            (a) The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the Members pursuant to
Article 7, appropriate registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

            (b) The books of account of the Company shall be (i) maintained on the basis of a fiscal year that is the calendar year, (ii) maintained on an accrual basis in accordance with GAAP, consistently applied and (iii) audited by the Certified Public Accountants at the end of each calendar year.

      11.2. Reports. With respect to each calendar year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to each
Member:

            (a) Within 120 Days after the end of such calendar year, a profit and loss statement and a statement of cash flows for such year, a balance sheet and a statement of each Member's Capital Account as of the end of such year, together with a report thereon of the Certified Public Accountants; and

            (b) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Member on or before June 15 following the end of each calendar year of its income tax return with respect to such year.

      11.3. Bank Accounts. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

12.   DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

      12.1. Dissolution.

            (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

                  (i) the unanimous consent of the Members;

                  (ii) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

                  (iii) at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.

            (b) No other event shall cause a dissolution of the Company.

            (c) Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 Days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

            (d) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

      12.2. Winding-Up and Termination.

            (a) On the occurrence of a Dissolution Event, the Board shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                  (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last Day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

                  (ii) the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidator may reasonably determine); and

                  (iii) all remaining assets of the Company shall be distributed to the Members as follows:

                        (A) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

                        (B) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                        (C) Company property (including cash) shall be distributed among the Members in accordance with Section 6.2; and, to the extent practicable, those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 Days after the date of the liquidation);

provided, however, that notwithstanding the foregoing provisions of clauses (A),
(B) and (C) immediately above, if the obligation to maintain Capital Accounts has been suspended under Section 13.13 of this Agreement, no allocations shall be made and all Company property shall be distributed to the sole Member.

            (b) The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the

Company's property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

      12.3. Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member's Capital Account.

      12.4. Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to
Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or by Applicable Law.

13.   GENERAL PROVISIONS

      13.1. Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

      13.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given upon delivery of such notice:

                        If to the Company, to it at:
                        5002 Buckeye Road
                        P.O. Box 368
                        Emmaus, PA  18049
                        Attention: Stephen C. Muther
                        (Fax)  610.254.4610

                        with a copy to:
                        Morgan, Lewis & Bockius LLP
                        1701 Market Street
                        Philadelphia, PA  19103
                        Attention:  Howard L. Meyers
                        (Fax)  215.963.5001

                        If to a Member, as listed on the signature page hereto or as such Member shall designate to the Company in writing.

      13.3. Entire Agreement; Superseding Effect. This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Members with respect to the Company, whether oral or written.

      13.4. Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

      13.5. Amendment or Restatement. This Agreement or the Delaware Certificate may be amended or restated only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by a Majority Interest of the Members; provided, however, that, any amendment to the provisions of Article 7 shall be approved by the Board, and that Section 7.1 may be amended or restated only by approval of the Board and the Members.

      13.6. Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

      13.7. Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent,
(a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

      13.8. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

      13.9. Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

      13.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

      13.11. Jurisdiction. Any and all Claims arising out of, in connection with or in relation to (i) the interpretation, performance or breach of this Agreement, or (ii) any relationship before, at the time of entering into, during the term of, or upon or after expiration or termination of this Agreement, between the parties hereto, shall be brought in any court of competent jurisdiction in the State of Delaware. Each party hereto unconditionally and irrevocably consents to the jurisdiction of any such court over any Claims and waives any objection that such party may have to the laying of venue of any Claims in any such court.

      13.12. Suspension of Certain Provisions If Only One Member.

            (a) The following definitions in Article 1 of this Agreement shall be suspended and shall have no force or effect at any time that there is only one Member of the Company:

                  (i)   "Adjusted Capital Account Deficit",

                  (ii)  "Capital Account",

                  (iii) "Depreciation",

                  (iv)  "Gross Asset Value",

                  (v)   "Profits" and "Losses",

                  (vi)  "Target Capital Account Amount", and

                  (vii) "Treasury Regulations".

            (b) The following provision of this Agreement shall be suspended and shall have no force or effect at any time that there is only one Member of the
Company:

                  (i)   Section 5.4 (Capital Accounts);

                  (ii)  Section 6.3 (Allocations);

                  (iii) Section 6.4 (Varying Interests);

                  (iv)  Section 6.5 (Tax Distributions);

                  (v)   Section 6.6 (Withheld Taxes);

                  (vi)  Section 10.1 (Tax Returns);

                  (vii) Section 10.2 (Tax Elections); and

                  (viii) Section 12.3 (Deficit Capital Accounts).

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first set forth above.

                                 MEMBER:

                                 BUCKEYE PARTNERS, L.P.,
                                 its sole member

                                 By: BUCKEYE PIPE LINE COMPANY LLC

                                 By: /s/ Stephen C. Muther
                                     ------------------------------------------
                                     Name:  Stephen C. Muther
                                     Title: Senior Vice President -
                                            Administration, General Counsel and
                                            Secretary

                                    EXHIBIT A

        MEMBER            SHARING RATIO     EFFECTIVE CAPITAL CONTRIBUTION
---------------------     -------------     ------------------------------
Buckeye Partners, L.P.        100%                      $ 100

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            WOOD RIVER PIPE LINES LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                                   DATED AS OF

                               SEPTEMBER 27, 2004